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                                                                       EXHIBIT 5


                           SIDLEY AUSTIN BROWN & WOOD

    DALLAS                       BANK ONE PLAZA                        BEIJING
     ----                      10 S. DEARBORN STREET                     ----
 LOS ANGELES                  CHICAGO, ILLINOIS 60603                   GENEVA
     ----                     TELEPHONE 312 853 7000                     ----
   NEW YORK                   FACSIMILE 312 853 7036                   HONG KONG
     ----                        www.sidley.com                          ----
 SAN FRANCISCO                                                          LONDON
     ----                         FOUNDED 1866                           ----
WASHINGTON, D.C.                                                       SHANGHAI
                                                                         ----
                                                                       SINGAPORE
                                                                         ----
                                                                        TOKYO



                                August 29, 2002


United States Cellular Corporation
8410 West Bryn Mawr, Suite 700
Chicago, IL 60631

              Re:    $175,000,000 9% Series A Notes due 2032
                     of United States Cellular Corporation
                     ---------------------------------------

Ladies and Gentlemen:

     We are counsel to United States Cellular Corporation, a Delaware corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $175,000,000 in aggregate principal amount of 9% Series A Notes due 2032 (the "Notes") of the Company for resale by the holders of the Notes identified in the Registration Statement (the "Selling Noteholders"). The Notes were issued on August 7, 2002 under an Indenture dated as of June 1, 2002 between the Company and BNY Midwest Trust Company (the "Trustee") and a First Supplemental Indenture dated as of August 7, 2002 (collectively the "Indenture") between the Company and the Trustee.

     In rendering this opinion letter, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Notes are legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect


         SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP

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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO



United States Cellular Corporation
August 29, 2002
Page 2


          of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Notes.

     This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of Illinois.

     The Company is controlled by Telephone and Data Systems, Inc. ("TDS"). The following persons are members of this firm: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the chairman of the board and member of the board of directors of TDS and a director of the Company; William
S. DeCarlo, the Assistant General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the Assistant General Counsel and/or an Assistant Secretary of the Company and certain subsidiaries of TDS.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                      Very truly yours,

                                      /s/ Sidley Austin Brown & Wood